UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2009

THE HAIN CELESTIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-22818	22-3240619
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

58 South Service Road, Melville, NY 11747

(Address of principal executive offices)

Registrant’s telephone number, including area code: (631) 730-2200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Matters

Effective February 27, 2009, the Board of Directors of The Hain Celestial Group, Inc. (the “Company”) approved an amendment to the Company’s Amended and Restated 2002 Long Term Incentive and Stock Award Plan (the “2002 Plan”). The amendment increases the maximum number of shares authorized for issuance under the 2002 Plan by 600,000 to a total of 6,450,000. The increase in the maximum number of shares was previously approved by the board of directors at 800,000 and set forth in Proposal No. 3 of the Proxy Statement filed by the Company with the Securities and Exchange Commission (the “Commission”) on February 18, 2009.

The decision to amend the 2002 Plan (and the related decision to amend the Proxy Statement) was made after consideration of the reports prepared by several proxy governance services and in light of the importance of the 2002 Plan in enabling the Company to attract and retain the services of key individuals essential to our growth and success.

As of December 31, 2008, there were a total of 1,225,931 shares of common stock available for grant under the 2002 Plan and 264,500 shares of common stock available for grant under the 2000 Directors Stock Option Plan.

On March 2, 2009, the Company filed with the Commission, as additional proxy soliciting materials, Amendment No. 1 to its Proxy Statement. This Amendment No. 1 modifies Proposal No. 3 in the Proxy Statement by increasing the maximum number of shares authorized for issuance under the 2002 Plan to 600,000 shares, rather than the 800,000 shares referred to in the original version of Proposal No. 3.

A copy of the 2002 Plan, as revised, is filed as Exhibit 4.1 hereto.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Amended and Restated 2002 Long Term Incentive and Stock Award Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 2, 2009

THE HAIN CELESTIAL GROUP, INC.
(Registrant)

By:	/s/ Ira J. Lamel
Name:	Ira J. Lamel
Title:	Executive Vice President and Chief Financial Officer